UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 15, 2009
FUEL SYSTEMS SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)
Delaware State or other jurisdiction of incorporation)	001-32999 (Commission File Number)	20-3960974 (IRS Employer Identification No.)

3030 South Susan Street, Santa Ana, California (Address of principal executive offices)		92704 (Zip Code)
Registrant's telephone number, including area code: (714) 656-1300
______________________________________ (Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

_____________________________________________

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On January 15, 2009, MTM S.r.L. ("MTM"), an indirect wholly owned subsidiary of Fuel Systems Solutions, Inc. ("Fuel Systems") completed its acquisition of Distribuidora Shopping S.A. and Tomasetto Achille S.A. (collectively, the "Companies") from Alessandro Carlo Evi and Susana Iallonardi (collectively, the "Sellers"). Fuel Systems described the details of the acquisition agreement in a Current Report on Form 8-K filed on December 22, 2008.

The aggregate purchase price for 100% of the equity of both Companies was $22.0 million in cash, subject to a post-closing adjustment upward by adding to the purchase price the Companies' cash and bank account balances at closing and an adjustment downward by subtracting from the purchase price the Companies' debt at the closing. A portion of the funds that MTM used in the acquisition were provided according to the terms of the credit facility between MTM and Intesa Sanpaolo S.p.A. that Fuel Systems reported in its Current Report on Form 8-K on December 29, 2008.

If the acquisition of the Companies is deemed to be significant in relation to Fuel Systems' fiscal year 2008 consolidated financial statements, Fuel Systems will file the Companies financial statements and required pro forma financial information within 71 days of the filing of this Current Report either in an amendment to this report or in Fuel Systems' Annual Report on Form 10-K.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As part of the closing of this acquisition, the Sellers used $10.0 million of the purchase price they received from the sale of the Companies to acquire 322,800 shares of Fuel Systems common stock in a transaction exempt from registration under Section 4(2) of the Securities Act of 1933, as amended, since the issuance did not involve a public offering.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS.

If the acquisition of the Companies is deemed to be significant in relation to Fuel Systems' fiscal year 2008 consolidated financial statements, Fuel Systems will file the Companies financial statements and required pro forma financial information within 71 days of the filing of this Current Report either in an amendment to this report or in Fuel Systems' Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUEL SYSTEMS SOLUTIONS, INC.
Dated: January 22, 2009	By: /s/ Matthew Beale___________ Matthew Beale President and Secretary